040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110843509-53
	Filing Date and Time: 11/30/2011 10:36 AM
	Entity Number: E0640692011-2

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: BIGFOOT PROJECT INVESTMENTS INC.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ____ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

SOUTHWEST BUSINESS SERVICES, LLC-SEE ATTACHED
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
701 N GREEN VALLEY PKWY S	HENDERSON	Nevada	89074

Mailing Address (if different from street address)	City	State	Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 250000000 Par value per share: $ 0.001 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) CARMINE T BISCARDI
Name

Street Address	City	State	Zip Code
570 EL CAMINO REAL NR-150	REDWOOD CITY	CA	94063

2) ____
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

SOUTHWEST BU-SEE ATTACHED
Name

X SOUTHWEST BUSINESS SERVICES, I
Incorporator Signature

Address	City	State	Zip Code
701 N GREEN VALLEY PKWY S	HENDERSON	NV	89074

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X SOUTHWEST BUSINESS SERVICES, LLC
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

11/30/2011
Date

This form must be accompanied by appropriate fees.

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	BIGFOOT PROJECT INVESTMENTS INC.

FOREIGN NAME TRANSLATION:	Not Applicable

PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	SOUTHWEST BUSINESS SERVICES, LLC
STREET ADDRESS:	701 N GREEN VALLEY PKWY SUITE #258, HENDERSON, NV 89074
MAILING ADDRESS:	, , NV

ADDITIONAL	Incorporators
Name: SOUTHWEST BUSINESS SERVICES, LLC	
Address: 701 N GREEN VALLEY PKWY SUITE #258	
City: HENDERSON	
State: NV	
Zip Code: 89074	

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **BIGFOOT PROJECT INVESTMENTS INC.**, did on November 30, 2011, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on November 30, 2011.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20111130-1486
You may verify this certificate
online at **http://www.nvsos.gov/**